[HEMLOCK FEDERAL FINANCIAL CORPORATION LETTERHEAD]

April 2, 2001

Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of Hemlock Federal Financial Corporation (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:30 a.m., Oak Forest, Illinois time, on May 2, 2001 at the main office of the Company located at 5700 West 159th Street, Oak Forest, Illinois 60452.

      In addition to the election of three directors of the Company, your Board of Directors is submitting for approval the ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company. The Board of Directors unanimously recommends that you vote for the election of the Board nominees for director and for the appointment of Crowe, Chizek and Company LLP.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Sincerely, /s/ Maureen G. Partynski
Maureen G. Partynski Chairman of the Board and Chief Executive Officer

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HEMLOCK FEDERAL FINANCIAL CORPORATION
5700 West 159th Street
Oak Forest, Illinois 60452
(708) 687-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 2, 2001

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Hemlock Federal Financial Corporation (the "Company") will be held at the main office of the Company located at 5700 West 159th Street, Oak Forest Illinois, at 10:30 a.m., Oak Forest, Illinois time, on May 2, 2001.

       A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

      1. The election of three directors of the Company;

      2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ended December 31, 2001;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 20, 2001 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

      You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Maureen G. Partynski
Maureen G. Partynski Chairman of the Board and Chief Executive Officer

Oak Forest, Illinois
April 2, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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HEMLOCK FEDERAL FINANCIAL CORPORATION
5700 West 159th Street
Oak Forest, Illinois 60452
(708) 687-9400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 2, 2001

INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hemlock Federal Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the main office of the Company, 5700 West 159th Street, Oak Forest, Illinois, on May 2, 2001, at 10:30 a.m., Oak Forest, Illinois, time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about April 2, 2001. Certain of the information provided herein relates to Hemlock Federal Bank for Savings (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

      At the Meeting, the stockholders of the Company are being asked to consider and vote upon proposals to elect three directors of the Company and to ratify the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending December 31, 2001.

Voting Rights and Proxy Information

      All shares of common stock, par value $.01 per share, of the Company (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of the nominees for director named below and for the proposals to ratify the appointment of Crowe, Chizek and Company LLP. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Rosanne Belczak, Secretary, Hemlock Federal Financial Corporation, 5700 West 159th Street, Oak Forest, Illinois 60452.

Vote Required for Approval of Proposals

      The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock entitled to vote is required to constitute a quorum at the Meeting. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting by holders of the Company's Common Stock. This means that the three director nominees with the most affirmative votes will be elected to fill the available seats. If you vote "Withheld" with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining quorum.

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      The proposal to ratify the appointment of Crowe, Chizek and Company LLP requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by holders of the Company's Common Stock. Proxies marked as abstaining from, and proxies returned by brokers as "non-votes" will be treated as present for purposes of determining a quorum at the Meeting; however, abstaining shares will have the same effect as a vote against the approval of the proposal to ratify the appointment of auditors while non-voted shares will have no effect on such proposal. Abstentions and non-voted shares will have no effect on the election of directors.

Voting Securities and Certain Holders Thereof

      Stockholders of record as of the close of business on March 20, 2001 (the "Record Date") will be entitled to one vote for each share then held. As of that date, the Company had 1,039,686 shares of Common Stock issued and outstanding.

      The following table sets forth, as of the Record Date, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company and the Bank as a group. An asterisk(*) in the table indicates that an individual beneficially owns less than 1% of the outstanding Common Stock of the Company.

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Beneficial Owner	Shares Beneficially Owned at March 20, 2001	Percent of Class
Five Percent Beneficial Owners
First Manhattan Co.(1) 437 Madison Avenue New York, New York 10022	77,500	7.5%
Hemlock Federal Financial Corporation Employee Stock Ownership Plan(2) 5700 West 159th Street Oak Forest, Illinois 60452	171,846	16.5
Bankmont Financial Corp. (3) 111 W. Monroe Chicago, Illinois 60690	93,543	9.0
Directors and Named Officers(4)(5)
Maureen G. Partynski, Chairman of the Board and Chief Executive Officer	107,716	10.1
Michael R. Stevens, President and Director	104,984	9.8
Rosanne Belczak, Vice President/Secretary and Director	28,628	2.7
Frank A. Bucz, Director	12,258	1.2
Kenneth J. Bazarnik, Director	18,523	1.7
Donald L. Manprisio, Director	1,000	*
G. Gerald Schiera, Director	12,959	1.2
Directors and executive officers of the Company and the Bank, as a group (8 persons)(4)	306,830	27.1%
______________________
(1) The above information regarding beneficial ownership by First Manhattan Co. is as reported by them in a statement dated February 7, 2001 on Schedule 13-G under the Securities Exchange Act of 1934, as amended. First Manhattan Co. reported sole voting and sole dispositive power over 67,300 shares and shared voting power over 3,000 shares and shared dispositive power over 10,200 shares.
(2) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 48,260 of which have been allocated to accounts of participants. First Bankers Trust, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(3) The above information regarding beneficial ownership by Bankmont Financial Corp. ("Bankmont Financial") is reported by them in a statement dated February 12, 2001 on Schedule 13-G under the Securities Exchange Act of 1934, as amended. Bankmont Financial reported sole voting and sole dispositive power over 93,543 shares. Bankmont Financial filed the Schedule 13-G on behalf of Bankmont Financial, it's parent company, Bank of Montreal, Bankmont Financial's wholly-owned subsidiary, Harris Bankcorp, Inc., and Harris Bankcorp, Inc.'s wholly-owned subsidiary, Harris Trust and Savings Bank.
(4) Amount includes shares held directly, shares held jointly with family members, shares held in profit sharing plan and retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. The amounts reported also include 20,763, 20,763 and 4,153 shares awarded to Ms. Partynski, Mr. Stevens and Ms. Belczak, respectively, and 3,076 shares awarded to each non-employee director, except Donald Manpriso, respectively under the Company's Recognition and Retention Plan. Such shares vest over a five year period with the first installment vesting on October 22, 1998. In addition, the amounts include shares of Common Stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the March 20, 2001 voting record date, pursuant to the exercise of stock options, as follows:

Ms. Partynski - 31,114 shares	Ms. Belczak - 7,476 shares	Mr. Bazarnik - 4,983 shares
Mr. Stevens - 31,114 shares	Mr. Bucz - 4,983 shares	Mr. Schiera - 4,983 shares

(5) The address of each director and named officer is the same as that of the Company.

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I. ELECTION OF DIRECTORS

General

      The Company's Board of Directors currently consists of seven members. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

      The table below sets forth certain information, as of the Record Date, regarding the composition of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

      The following table sets forth certain information regarding the directors of the Company.

Name	Position(s) Held With the Bank	Age(1)	Director Since(2)	Term Expires
NOMINEES
Rosanne Belczak	Vice-President/Secretary and Director	40	1996	2004
Frank A. Bucz	Auditor/Consultant and Director	72	1971	2004
G. Gerald Schiera	Director	62	1992	2004
DIRECTORS CONTINUING IN OFFICE
Donald L. Manprisio	Director	62	2000	2002
Maureen G. Partynski	Chairman of the Board and Chief Executive Officer	41	1984	2002
Michael R. Stevens	President and Director	41	1992	2003
Kenneth J. Bazarnik	Director	58	1982	2003

(1) At December 31, 2000.
(2) Includes service as a director of the Bank prior to becoming a director of the Company.

      The business experience of each director of the Holding Company and the Chairman Emeritus of the Bank for at least the past five years is set forth below.

      Rosanne Belczak. Ms. Belczak has served in her current position as Vice President of Marketing and Human Resources of the Bank since 1989 and has acted as corporate secretary since 1996. She previously held the position of marketing manager from 1982 to 1989.

      Frank A. Bucz. Mr. Bucz is a retired data control supervisor of CPC International. He also previously served as Secretary of the Bank from 1976 until 1996.

      G. Gerald Schiera. Mr. Schiera is owner of the G. Gerald Company, which specializes in aviation and engineering consultation.

      Donald L. Manprisio. Mr. Manprisio is a self-employed Certified Public Accountant, specializing in business accounting and taxes.

      Maureen G. Partynski. Ms. Partynski is the Chairman of the Board and Chief Executive Officer of the Bank, a position she has held since 1994. From 1989 to 1994, Ms. Partynski was the President of the Bank, and she served

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as Executive Vice-President from 1985 to 1989. She has worked with the Bank since 1982, and she has been a Director of the Bank since 1984. Ms. Partynski received a Masters in Business Administration from Saint Xaviers University. Ms. Partynski is the sister-in-law of Michael R. Stevens and the daughter of Joseph. P. Gavron, a director emeritus of the Bank.

      Michael R. Stevens. Mr. Stevens has been employed at the Bank since 1984 in various capacities, including Executive Vice-President and Financial Manager. He has served as the President of the Bank since 1994, and he has been a Director since 1992. Mr. Stevens received a Masters in Business Administration from Northwestern University. He is the brother-in-law of Maureen G. Partynski and the son-in-law of Joseph P. Gavron.

      Kenneth Bazarnik. Mr. Bazarnik is a retired plant engineer and manager for Foote-Jones/Illinois Gear, where he has worked since 1989.

      Joseph P. Gavron. Mr. Gavron served as Chairman and President of the Bank for 46 years before retiring in 1992. He currently serves as Chairman Emeritus. He is the father of Maureen Partynski and the father-in-law of Michael R. Stevens.

      Charles Gjondla. Mr. Gjondla served as a Director of the Bank for 18 years before retiring in 2000. He currently serves as a Director Emeritus.

Meetings and Compensation of the Board of Directors and Committees

      Hemlock Federal Financial Corporation. Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met four times during the fiscal year ended December 31, 2000. During fiscal 2000, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the Company are not paid a fee for serving on the Company Board.

      The Board of Directors of the Company has established standing Executive, Audit and Compensation Committees.

      The Company's Executive Committee exercises the powers of the full Board of Directors between board meetings, except that this Committee does not have the authority to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Company. The Executive Committee is composed of Directors Partynski, Stevens and Belczak. The Executive Committee met twelve times during the year ended December 31, 2000.

      The Audit Committee is responsible for selecting the Company's independent accountants and meeting with the independent accountants to outline the scope and review the results of the annual audit. The current members of this Committee are Directors Bazarnik, Manprisio and Schiera. This Committee met four times during the year ended December 31, 2000. The Chair of the Audit Committee receives $500 per meeting, and committee members receive $300 per meeting.

       The Compensation Committee recommends employee compensation benefits and personnel policies to the Board of Directors, as well as salaries and cash bonus plan distributions concerning executive officers of the Company and the Association. The current members of this Committee are Directors Bazarnik and Schiera. This Committee met two times during the year ended December 31, 2000.

      The full Board of Directors of the Company acts as a Nominating Committee for the annual selection of its nominees for election as directors. Pursuant to the Company's Bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations.

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       Hemlock Federal Bank for Savings. The Bank's Board of Directors meets monthly and may have additional special meetings. The Board of Directors met twelve times during the year ended December 31, 2000. During fiscal 2000, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. During fiscal 2000, each non-employee director received $800 per month with no additional compensation paid for special committee meetings. The Secretary receives $800 per meeting. Employee directors receive $725 per month with no additional compensation paid for special committee meetings. No special committee meetings were held during fiscal 2000.

      The non-employee directors of the Bank currently receive a fee of $800 as compensation for service on the Board of the Bank. Chairman Emeritus Joseph P. Gavron and Director Emeritus Charles Gjondla receives $600 per month. Directors do not receive any other additional compensation for committee meetings attended.

Executive Compensation

      The following table sets forth the cash compensation paid or accrued by the Bank for services rendered during the fiscal year ended December 31, 2000 to Ms. Partynski, the Bank's Chief Executive Officer and to Mr. Stevens, the Bank's President. These individuals are also referred to in this proxy statement as the "named executive officers." No other officer made in excess of $100,000 during fiscal 2000. The Company's officers do not receive any compensation from the Company for services performed in their capacity as officers of the Company.

SUMMARY COMPENSATION TABLE
Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen-sation ($)
Maureen G. Partynski, Chief Executive Officer and Chairman of the Board	2000 1999 1998	$153,700(1) 123,400 118,350	$25,000 12,000 12,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	$24,224(3) 26,549 35,671
Michael R. Stevens, President and Director	2000 1999 1998	$173,700(1) 150,400 144,600	$25,000 12,000 12,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	$29,168(3) 31,190 40,757

_____________________
(1) Includes directors fees of $8,700, $8,400, and $8,100 for fiscal years 2000, 1999 and 1998 respectively.
(2) Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.
(3) Amounts represent allocations under Hemlock Federal Financial Corporation's ESOP.

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The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 29, 2000, the last trading day in fiscal 2000. On that date, the price was $16.75 per share, based on the closing price of the Company's common stock as reported on the Nasdaq Stock Market. Since the exercise price of the options held by the named executive officers was higher than the market value of the Company's Common Stock, none of the options were in-the-money at fiscal year-end. No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable(1)	Exercisable	Unexercisable
Maureen G. Partynski Chief Executive Officer Michael R. Stevens President	--- ---	$--- ---	31,144 31,144	20,762 20,762	$--- ---	$--- ---
_____________________
(1) Represents options to purchase Common Stock awarded to the above-named officers of the Company. The options vest in five equal annual installments. The first three installments vested on October 22, 1998, 1999 and 2000 with the remaining installments to vest equally on October 22, 2001 and 2002.

Employment Agreements

       The Bank has entered into employment agreements with Chairman Partynski and President Stevens providing for initial terms of three years. The employment agreements provide for annual base salaries in amounts not less than the individuals' current salaries and provide for annual extensions subject to the performance of annual formal evaluations by disinterested members of the Board of Directors of the Bank. The agreements also provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employee upon 90 days' notice to the Bank.

       The employment agreements provide for payment to Chairman Partynski and President Stevens of an amount equal to 299% of their five-year annual average base compensation, in the event there is a "change in control" of the Bank where employment involuntarily terminates in connection with such change in control or within twelve months thereafter. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. § 574.3 or 4. Such events are generally triggered by the acquisition or control of 10% of the Company's common stock. If the employment of Chairman/CEO Partynski or President Stevens had been terminated as of December 31, 2000 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $345,150 and $415,800, respectively. The agreements also provide for the continued payment to Chairman/CEO Partynski and President Stevens of health benefits for the remainder of the term of their contracts in the event such individual is involuntarily terminated in the event of change in control.

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Change in Control Severance Agreements

       The Bank has entered into change in control severance agreements with Officers Rosanne Belczak, Jean Thornton and Neil Christensen. The agreements provide for initial terms of 24 months. The agreements provide for extensions of one year, on each anniversary of the effective date of the agreements, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreement provides for termination for cause or in certain events specified by OTS regulations.

       The agreements provide for lump sum payments to the employee of 200% of their annual base compensation and the continued payment for the remaining term of the contract of life and health insurance coverage maintained by the Bank in the event there is a "change in control" of the Bank where employment terminates involuntarily within 12 months of such change in control. This termination payment is subject to reduction to the extent non-deductible for federal income tax purposes. For the purposes of the agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. § 574.3 or 4 or any successor regulation. Such events are generally triggered upon the acquisition of control of 10% of the Company's Common Stock.

Benefit Plans

       General. The Bank currently provides insurance benefits to its employees, including health and life insurance, subject to certain deductibles and co-payments. The Bank also maintains a profit sharing plan for the benefit of its employees.

       Profit Sharing Plan. The Bank maintains a tax-exempt profit sharing plan and trust (the "Profit Sharing Plan"). All salaried employees are eligible to participate subject to certain vesting and other qualifying factors. The Bank did not make a contribution in fiscal 2000 and anticipates that profit sharing contributions over the next several years may be somewhat lower than those of the immediately preceding years in order to offset, in part, the expense of the ESOP.

       Employee Stock Ownership Plan. The Bank and the Company have adopted an ESOP for the benefit of full-time employees of the Bank. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Company's Common Stock.

       The ESOP was funded with a loan from the Company. The proceeds from this loan were used by the ESOP to purchase eight percent of the Common Stock issued in the Conversion. The interest rate paid on this loan is the Internal Revenue Service ("IRS") prescribed applicable federal rate at the time of origination. The ESOP will repay the loan through periodic tax-deductible contributions from the Bank over a 10-year period. As a qualified employee pension plan under Section 401(a) of the Code, the ESOP is in the form of a stock bonus plan and provides for contributions, predominantly in the form of either the Company's Common Stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase the Company Common Stock. The maximum tax-deductible contribution by the Bank in any year is an amount equal to the maximum amount that may be deducted by the Bank under Section 404 of the Code, subject to reduction based on contributions to other tax-qualified employee plans. Additionally, the Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. The assets of the ESOP are invested primarily in the Company's Common Stock. The Bank will receive a tax deduction equal to the amount it contributes to the ESOP.

       From time to time, the ESOP may purchase additional shares of Common Stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Company or upon the sale of shares held in treasury by the Company. Additional purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions. The ESOP purchased 2,566 shares in January, 2001 with funds held in liquidity.

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       All full-time salaried employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours. Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. A participant will become fully vested in his or her ESOP account after completing five years of service. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of the Company's Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

       Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares of Company Common Stock held in their accounts. The trustee, who has dispositive power over the shares in the Plan, is not affiliated with the Company or Hemlock Federal. The ESOP may be amended by the Board of Directors of the Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund for purposes other than the benefit of participants or their beneficiaries.

      Compensation Committee Report on Executive Compensation

       Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information and data regarding the compensation and benefits given to the Company's executive officers, including the Chief Executive Officer, and the President. The disclosure requirements include the use of tables and a report explaining the considerations and rationale that led to the fundamental executive compensation decisions for those individuals. To fulfill this requirement, at the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

      General. The Board of Directors of the Bank has delegated the authority and responsibility to the Compensation Committee to oversee the general compensation policies of the Bank, to establish compensation plans and salary levels for executive officers, and review the recommendations of management on compensation for other officers and employees of the Bank. The members of the Compensation Committee are outside directors, Kenneth Bazarnik and G. Gerald Schiera.

      When the Bank converted from the mutual to the stock form of organization and simultaneously formed a public company to own 100% of the shares of the Bank, the Compensation Committee developed an executive compensation plan designed to (i) attract, motivate, reward and retain executive officers who are key to the long-term success of the Bank; and (ii) encourage decision making that maximized shareholder value. The Committee's ongoing compensation objective is to ensure that such compensation reflects the achievement of both long-term and short-term goals as they relate to the Company's overall strategic planning process.

      Executive Compensation Policy. The compensation package given to executive officers of the Bank is comprised of a base salary and annual incentive bonus. Executive officers are also provided with other benefits pursuant to benefit plans available to all eligible employees, including the Employee Stock Ownership Plan ("ESOP"). The Compensation Committee reviews the compensation plan elements available to executive officers periodically as they relate to the policies described above. The Committee met two times in fiscal 2000 to review general compensation and benefit levels for the Bank and to review and recommend base salary and bonuses of the Chief Executive Officer and the President.

      Base Salary. It is the policy of the Compensation Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, using information derived primarily from third party sources that provided compensation data and analysis from publicly held companies in the Company's market area. Using this and taking into account asset size, the Committee compares the positions under consideration with similar jobs in other financial institutions. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short- and long-term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his or her management objectives for the plan year, and the officer's overall performance in managing his

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or her area of responsibility. The Compensation Committee's decisions are discretionary, and no quantifiable formula is used in arriving at a decision.

       Benefit Plans. The Compensation Committee believes that a competitive benefits package is essential to attract and maintain highly qualified employees. The Compensation Committee's policy in regards to employee benefit plans is to provide competitive benefits to the employees of the Bank, including executive officers. The ESOP will provide executive officers and employees with an additional equity-based incentive to maximize long-term shareholder value.

       Chief Executive Officer. Total compensation paid to the Chief Executive Officer for fiscal 2000 (including bonus and director's fees) was $178,700. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including increased size of operations due to the acquisition of Midwest Savings Bank, deposit growth, the success of the new Lemont facility, the level of profits from operations, goals relating to loan volume, asset quality, and Bank compliance.

       President. Total compensation paid to the President for fiscal 2000 (including bonus and director's fees) was $198,700. In determining the total compensation paid to the President, the Compensation Committee considered factors relating to the performance of the Bank, including the increased asset size due to the acquisition of Midwest Savings Bank, level of operating profit, the growth in deposits including those in the new Lemont branch, capital adequacy, fee income, loan volume, asset quality, and oversight of the Bank's operating structure.

Kenneth Bazarnik
G. Gerald Schiera

Report of the Audit Committee of the Board of Directors

      Notwithstanding anything to the contrary set forth in any of the Bank's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

       Membership and Role of the Audit Committee. The Audit Committee consists of the following members of the Bank's Board of Directors: Kenneth J. Bazarnik, Donald Manprisio and G. Gerald Schiera. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to (1) serve as an independent and objective party to monitor the Bank's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Bank's independent accountants and internal audit department; (3) evaluate the Bank's quarterly financial performance as well as its compliance with laws and regulations; and (4) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

       Review of the Bank's Audited Financial Statements for the Fiscal Year ended December 31, 2000. The Audit Committee has reviewed and discussed the audited financial statements of the Bank for the fiscal year ended December 31, 2000 with the Bank's management. The Audit Committee has discussed with Crowe, Chizek and Company LLP, the Bank's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Crowe, Chizek and Company LLP with that firm.

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       Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Bank's audited financial statements be included in the Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Donald L. Manprisio
Kenneth J. Bazarnik
 G. Gerald Schiera

Comparative Stock Performance Presentation

       Set forth below is a line graph comparing the cumulative total return on the company's Common Stock to the cumulative total return of the Nasdaq Market Index and the media General Savings and Loan Index for each annual period beginning on April 2, 1997 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) though December 31, 2000. The presentation assumes $100 was invested on April 2, 1997 in the Company's Common Stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price is not necessarily indicative of future stock performance.

[GRAPHIC OMITTED - INFORMATION PRESENTED BELOW]

	04/02/97	12/31/97	12/31/98	12/31/99	12/31/00
Hemlock	100	134.00	108.53	115.74	141.51
S&L Index	100	158.08	138.58	111.40	180.59
NASDAQ Index	100	129.24	182.28	321.50	202.07

Certain Transactions

       The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Loans outstanding to all directors and executive officers and their associates totaled $869,595 at December 31, 2000, which was 4.5% of the Bank's stockholders' equity at December 31, 2000. As of December 31, 2000, all such loans are performing in accordance with their repayment terms.

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Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Bank's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the OTS initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% beneficial owners are required by regulations to furnish the Bank with copies of all Section 16(a) forms they file.

       To the Bank's knowledge, based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, for the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

Audit Fees

       The independent auditor of the Company during the year ended December 31, 2000 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe, Chizek and Company LLP in connection with the audit of the Company's annual financial statements as of and for the year ended December 31, 2000 and for the required review of the Company's financial information included in its Form 10-Q filings for fiscal 2000 was $36,850.

Financial Information Systems Design and Implementation Fees

       There were no fees incurred for these services for fiscal 2000.

All Other Fees

       The aggregate fees and expenses billed by Crowe, Chizek and Company LLP for all other services rendered to the Company for the year ended December 31, 2000 was $27,850.

       The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by Crowe, Chizek and Company LLP is incompatible with maintaining Crowe, Chizek and Company LLP's independence as the Company's principal accountant.

       The Board of Directors has renewed the Company's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 2001 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

       The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending December 31, 2001.

STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices, 5700 West 159th Street, Oak Forest, Illinois 60459, no later than December 3, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 5700 West 159th Street, Oak Forest, Illinois 60459 by March 4, 2002; provided, however, that in the event that the date of the annual meeting is held before April 12, 2002 or after July 1, 2002, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

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OTHER MATTERS

       The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

       The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Association may solicit proxies personally or by telegraph or telephone, without additional compensation.

By Order of the Board of Directors /s/ Rosanne Belczak Rosanne Belczak

Oak Forest, Illinois April 2, 2001

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AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
  Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.
  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and the Chair or at least one member of the Committee shall have accounting or related financial management experience. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside firm.

The members of the Committee and its Chair shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with Executive Management, the Vice President/Controller (representing internal auditing function) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Chair or full Committee should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.      Review and update this Charter periodically, at least annually, as conditions dictate.

2.      Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.      Review the regular internal reports to management prepared by the internal auditing department and management's response.

4.      Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

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Independent Accountants

5.      Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

6.      Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.      Periodically consult with the independent accountants and approve any proposed discharge about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

8.      In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9.      Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10.      Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting department.

Process Improvement

11.      Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12.      Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.      Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14.      Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15.      Review management's monitoring of the Corporation's legal and ethical compliance by ensuring that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

16.      Review activities, organizational structure, and qualifications of the internal audit department.

17.      Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

18.      Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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REVOCABLE PROXY

HEMLOCK FEDERAL FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

May 2, 2001

            The undersigned hereby appoints the Board of Directors of Hemlock Federal Financial Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on May 2, 2001 at the Company's main office, located at 5700 West 159th Street, Oak Forest, Illinois, at 10:30 a.m.. local time, and at any and all adjournments thereof, as follows:

I.	The election of the following directors each for a term of three years:
		FOR	WITHHELD
ROSANNE M. BELCZAK
FRANK A. BUCZ
G. GERALD SCHIERA

		FOR	AGAINST	ABSTAIN
II.	The ratification of the appointment of Crowe, Chizek and Company LLP, independent auditors for the Company for the fiscal year ending December 31, 2001

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000.

Dated: _____________________

___________________________________ PRINT NAME OF STOCKHOLDER	___________________________________ PRINT NAME OF STOCKHOLDER

___________________________________ SIGNATURE OF STOCKHOLDER	___________________________________ SIGNATURE OF STOCKHOLDER
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE